SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                                 Form 8-K

                              CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  August 1, 2000


                            LACLEDE GAS COMPANY
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           (Exact name of registrant as specified in its charter)


         Missouri                      1-1822                43-0368139
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 (State or other jurisdiction       (Commission           (IRS Employer
       of incorporation)             File Number)        Identification No.)


 720 Olive Street    St. Louis, Missouri                       63101
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code (314) 342-0500
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                                    NONE
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        (Former name or former address, if changed since last report)












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Item 5.     Other Events.

     In October 1999, the staff of the Missouri Public Service Commission recommended that Laclede Gas Company credit ratepayers with $2.5 million of pretax income that it realized in fiscal 1997 and fiscal 1998 in connection with the treatment of a gas supply contract under its Gas Supply Incentive Plan. On August 1, 2000, Missouri Public Service Commission issued its Report and Order in which it found for Laclede Gas Company on all of the issues. As a result, the Missouri Public Service Commission rejected its staff's proposed adjustment and directed that this case be closed.

     In October 1998, the Missouri Public Service Commission opened a docket addressing the adequacy of the Company's copper gas service line replacement program. On February 18, 2000, the staff of the Missouri Public Service Commission, the Office of Public Counsel in the State of Missouri and the Company filed a joint settlement recommendation that was approved by the Missouri Public Service Commission on May 18, 2000. The Company currently has completed one phase and continues to proceed in compliance with the approved program. Costs associated with the program are either being deferred through a deferral mechanism approved by the Missouri Public Service Commission or capitalized through the normal course of business.
One lawsuit involving a claim for wrongful death and punitive damages remains relative to the direct buried copper gas service lines. The Company is unable to predict the outcome of the lawsuit, which may be material.

     On July 21, 1999, the Missouri Public Service Commission approved a Price Stabilization Program that authorizes the Company to purchase certain financial instruments to protect its customers during the heating season from unusually large increases in the unregulated cost of natural gas. Because of unexpected increases in the cost of such financial instruments, the Company notified the Missouri Public Service Commission on June 2, 2000, that it would not be participating this year in one of the program's incentive features. The Company also made a filing on July 7, 2000 requesting approval of certain temporary revisions to the program to enhance its opportunity to obtain price protection for its customers under current market conditions. These changes included a proposed increase in the amount of funds authorized to purchase financial instruments and a reduction in the amount of coverage required by the program. On September 5, 2000, the Company entered into a Stipulation and Agreement with the staff of the Missouri Public Service Commission and the Office of Public Counsel in the State of Missouri that, if approved by the Missouri Public Service Commission, will allow the Company to exercise its discretion as to the amount of coverage to obtain, but will not result in increased funding. All other provisions of the program currently in effect would remain unchanged. The Missouri Public Service Commission has not yet approved this agreement.















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                                 SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         LACLEDE GAS COMPANY
                                            (Registrant)



                                         By: GERALD T. MCNEIVE, JR.
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                                             Gerald T. McNeive, Jr.
                                             Senior Vice President-Finance
                                             and General Counsel


September 14, 2000
     (Date)